UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 2007


                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-28839                                         13-1964841
  (Commission File Number)                    (IRS Employer Identification No.)


180 Marcus Boulevard, Hauppauge, New York                            11788
(Address of Principal Executive Offices)                           (Zip Code)

                                 (631) 231-7750
              (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))





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Item 8.01Other Events.

     On August 16, 2007, Patrick M. Lavelle, President and Chief Executive Officer, entered into a written selling program in accordance with the guidelines specified by the SEC's Rule 10b-5, under the Securities and Exchange Act of 1934 (the "10b-5 Plan"). Pursuant to the 10b-5 plan, Mr. Lavelle intends to exercise 200,000 Audiovox options which were granted on September 9, 1999 and would otherwise expire on September 9, 2009. The 10b-5 Plan, which contemplates the exercise and sale of the option commencing on November 13, 2007, sets an initial strike price of $30 per share. The strike price decreases in increments of $2.00 per share every two months until February 1, 2009 when the strike price is $19.00 per share and then decreases to $18.00 on May 1, 2009, $16.00 on August 3, 2009, $15.50 on August 17, 2009 and $15.05 on August 31, 2009 until expiration. The 10b-5 Plan was entered into in order to facilitate the orderly sale of common stock for diversification and tax planning purposes prior to expiration.

     The information furnished under this Item 8.01 shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            AUDIOVOX CORPORATION (Registrant)



Date:    August 27, 2007                     By: /s/ Charles M. Stoehr
                                               -------------------------
                                               Charles M.  Stoehr
                                               Senior Vice President and
                                                 Chief Financial Officer










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